PricewaterhouseCoopers LLP
                           200 East Las Olas Boulevard
                                   Suite 1700
                          Ft. Lauderdale, Florida 33301


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549



April 1, 1999


Commissioners:

We have read the statements made by Pediatrix Medical Group, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of April 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers, LLP
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PricewaterhouseCoopers, LLP